UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

PSS WORLD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number:  0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 24, 2010, PSS World Medical, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).  The following two items were voted upon at the Meeting, and the stockholder votes on each such matter, as certified by the Inspector of Election, are briefly described below.

1.
The Board of Directors' nominees for directors as listed in the Definitive Proxy Statement were each elected to serve a three-year term expiring at the Annual Meeting in 2013.  The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary A. Corless	46,264,385	1,781,743	3,934,605
Melvin L. Hecktman	46,242,551	1,803,577	3,934,605
Delores M. Kesler	45,993,722	2,052,406	3,934,605

2.	The selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified, having received the following votes:

For	Against	Abstain	Broker Non-Votes
50,374,579	1,600,043	6,111	0

Item 8.01	Other Events

On August 25, 2010, the Company issued a press release announcing the Company’s Board of Directors authorized the purchase of up to 5%, or approximately 2.8 million shares, of the outstanding shares of the Company’s total common stock. The Company is authorized from time to time, depending upon market conditions and other factors, to repurchase these shares in the open market, by block purchase, in accelerated programs or in privately negotiated transactions. Such repurchases will be made in compliance with applicable rules and regulations and may be discontinued at any time. This authorization is in addition to any prior repurchase plans currently outstanding.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press Release dated August 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 25, 2010

PSS World Medical, Inc.

By:	/s/ David M. Bronson
Name: David M. Bronson
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 25, 2010